UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2008

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-3267	74-3123672

(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On July 14, 2008, Horizon Lines, Inc. (the “Company”) entered into an Indemnification Agreement with each of the non-management directors, including James G. Cameron, Vern Clark, Dan A. Colussy, Ernie L. Danner, James W. Down, Francis Jungers, William J. Flynn, Alex J. Mandl, Norman Y. Minetta and Thomas P. Storrs. The Indemnification Agreement provides that the Company shall indemnify each director to the fullest extent permitted by law if he incurs any liabilities, losses or expenses arising out of a legal proceeding or investigation as a result of his or her capacity as a director.
     The description of the Indemnification Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement between the Company and each of its non-management directors which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Form of Indemnification Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: July 18, 2008	By:	/s/ Michael T. Avara
Michael T. Avara
Senior Vice President and Chief Financial Officer

Exhibit Index
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Form of Indemnification Agreement.